                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                            Corrpro Companies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

March 10, 2004


Dear Corrpro Shareholder:

Corrpro's March 16, 2004 special shareholders' meeting is fast approaching. According to a recent report by our proxy tabulator, your vote in favor of the Corrpro refinancing and recapitalization proposals has not been received. If you have already voted in favor of the proposals, we appreciate your support.

By voting for the proposals, you would approve the injection of fresh capital into the Company along with the provision of senior and subordinated debt from new lending institutions, sufficient to repay the Company's existing senior lenders and provide the Company with working capital going forward. This recapitalization and refinancing will allow your Company to avoid filing for bankruptcy and its attendant problems, including the potential reduction or elimination of the value of your Company stock. (See "Proposal One" in the proxy statement for a complete description of the transaction. For convenience, the transaction is referred to in this letter as the "Corrpro Transaction.")

Your Board of Directors believes that the Corrpro Transaction is in the shareholders' best interests as well as those of the Company. The Company's financial advisor contacted hundreds of potential equity investors, senior lenders and junior lenders on behalf of the Company in an effort to solicit refinancing or recapitalization proposals. It was only after a rigorous marketing process and extensive deliberations and negotiations that the Company determined that the Corrpro Transaction was the best refinancing and recapitalization plan for the Company and its shareholders.

If the Corrpro Transaction is not approved, the Company will be obligated to pay substantial break-up fees, which, as described in the proxy statement, could exceed $2 million. Further, there will be no foreseeable alternative for the continued operation of the Company other than filing for protection under applicable bankruptcy laws, potentially leaving little or no value for existing shareholders. In order to allow the completion of the Corrpro Transaction, he Company's current lenders have granted forbearance extensions on certain senior debt obligations due on March 31, 2004.

Please vote in favor of all of the proposals contained on the proxy ballot. For your ease, you may vote by telephone or by the internet by following the instructions on your proxy card. If you need another proxy card, you may call 888-644-5484 (toll free).

For a more detailed discussion of the Corrpro Transaction or the Company's reasons for soliciting your vote, please review the complete Definitive Proxy Statement previously mailed to you, which is also available on the SEC's website at www.sec.gov and the Company's website at www.corrpro.com.

Very truly yours,

/s/ Robert M. Mayer
Robert M. Mayer
Senior Vice President
Chief Financial Officer

N  E  W  S    R  E  L  E  A  S E                                [logo]


COMPANY CONTACT                                 WORLD HEADQUARTERS
Robert Mayer                                    1090 Enterprise Drive
Chief Financial Officer                         Medina, OH 44256
(330) 723-5082                                  Phone (330) 723-5082
                                                Fax (330) 723-0694
                                                www.corrpro.com


FOR IMMEDIATE RELEASE

   INSTITUTIONAL SHAREHOLDER SERVICES RECOMMENDS CORRPRO SHAREHOLDERS VOTE IN
             FAVOR OF CORRPRO REFINANCING AND RECAPITALIZATION PLAN

MEDINA, OHIO, MARCH 10, 2004--Corrpro Companies, Inc. (AMEX:CO), today announced that Institutional Shareholder Services ("ISS"), recognized worldwide as an independent authority on public company shareholder matters and corporate governance, has issued a formal recommendation to its institutional clients holding shares in Corrpro to vote in favor of the proposals of management relating to Corrpro's plan of refinancing and recapitalization. ISS is the leading provider of proxy voting and corporate governance services for institutional and corporate clients worldwide.

The proposed refinancing and recapitalization plan is being submitted to Corrpro's shareholders for approval at a March 16, 2004 special shareholders' meeting. It consists of a number of interdependent proposals, including approval of a $13 million cash investment by an entity controlled by Wingate Partners III, L.P. in return for the issuance of $13 million of a new issue of preferred stock, together with the issuance of warrants to the Wingate affiliate to acquire 40% of the fully-diluted common stock of the Company at a nominal exercise price. As part of the refinancing plan, once approved, CapitalSource Finance LLC, a subsidiary of CapitalSource Inc. (NYSE:CSE), has agreed to provide to the Company a $40 million senior secured credit facility, subject to the satisfaction of certain customary closing conditions, consisting of a revolving credit line, a term loan with a five-year maturity and a letter of credit sub-facility. In addition, American Capital Strategies Ltd. (Nasdaq:
ACAS) ("American Capital") has agreed to provide $14 million of secured subordinated debt to the Company, subject to the satisfaction of certain customary closing conditions. Shareholders are also being asked to approve the issuance to American Capital of warrants to acquire 13% of the fully diluted common stock of the Company at a nominal exercise price in connection with the refinancing. The proceeds of the refinancing will be used to repay by March 31, 2004 the debt owed its current senior lenders, a lending group led by Bank One N.A., and The Prudential Insurance Company of America.

The Company has filed with the Securities and Exchange Commission ("SEC") and mailed to its shareholders a definitive proxy statement in connection with the proposals to be considered and voted upon at the special meeting.

"The ISS recommendation confirms management's belief in the importance of the approval of this plan for the future of our Company. It is essential that our shareholders recognize that this refinancing plan, which is the culmination of a rigorous process under which hundreds of potential sources of capital were contacted, represents the best alternative available for both the Company's shareholders and the Company," commented Joseph
W. Rog, Chairman, CEO and President. "Failure to complete the refinancing transaction on a timely basis would likely result in the issuance of default notices and the commencement of foreclosure proceedings by the Company's current lenders. In such case, there is no currently foreseeable alternative available to the Company other than filing for protection under applicable bankruptcy laws."

The Company urges its shareholders to read the proxy statement carefully, as the proxy statement contains important information regarding the proposals to be considered and voted upon at the special meeting. If the refinancing and recapitalization plan is not approved by the requisite majority of shareholders, the Company will be obligated to pay substantial breakup fees as described in the proxy statement.

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies with respect to the proposals to be considered and voted upon at the special meeting. Information regarding the ownership interests of the Company's directors and executive officers is contained in the Company's special meeting proxy statement and its Annual Report on Form 10-K for the fiscal year ended March 31, 2003.

The Company's shareholders and other investors may obtain a free copy of the Company's proxy statement, and other documents filed by the Company with the SEC by visiting the SEC's website at www.sec.gov or the Company's website at www.corrpro.com. Free copies of the Company's proxy statement, and other documents filed with the SEC may also be obtained by sending a written request to the Company at 1090 Enterprise Drive, Medina, Ohio 44256, Attention: Investor Relations, by telephone at (330) 723-5082, or by email at InvestorRelations@corrpro.com.

Corrpro, headquartered in Medina, Ohio, with offices worldwide, is a leading provider of corrosion control engineering services, systems and equipment to the infrastructure, environmental and energy markets around the world. Corrpro is the leading provider of cathodic protection systems and engineering services, as well as a leading supplier of corrosion protection services relating to coatings, pipeline integrity and reinforced concrete structures.

Wingate Partners III, L.P., headquartered in Dallas, Texas, is a private investment firm focused on making equity investments in businesses going through significant transition.

Except for historical information, the matters discussed in this press release are forward-looking statements relating to the business of the Company. The forward-looking statements are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" or variations of such words and similar expressions are intended to identify such forward-looking statements. The Company believes that the following factors, among others, could affect its future performance and cause its actual results to differ materially from those that are expressed or implied by forward-looking statements, or diminish the liquidity of its common shares: the Company's ability to receive shareholder approval of the transactions described herein and, as a result thereof, to consummate the proposed recapitalization and refinancing; the ability to fulfill the conditions to closing and, as a result thereof, to consummate the proposed recapitalization and refinancing; the extension, amendment or refinancing of the Company's existing debt and the terms and timing thereof; the Company's ability to successfully divest certain of its non-core and international business units and the timing, terms and conditions of any such divestitures; the impact of any litigation or regulatory process related to the financial statement restatement process, including the filed and dismissed class action litigation (the dismissal of which has been appealed); qualification requirements and termination provisions relating to government jobs; the impact of inclement weather on the Company's operations; the impact of energy prices on the Company's and its customers' businesses; adverse developments in pending litigation or regulatory matters; the Company's ability to satisfy the listing and trading requirements of the American Stock Exchange ("AMEX"), including compliance with the Company's plan to regain compliance with applicable AMEX requirements, (which, if not satisfied, could result in the suspension of trading or delisting of the Company's shares from the exchange and could diminish the liquidity of its common shares) or any other national exchange on which its shares are or will be listed or otherwise to provide a trading venue for its shares; and the impact of changing global political and economic conditions. Further information concerning factors that may affect the Company's business and performance are set forth in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update any of the information contained or referenced in this press release.